EXHIBIT 10k.






                           WINNEBAGO INDUSTRIES, INC.
                           --------------------------

                        OFFICERS LONG-TERM INCENTIVE PLAN
                        ---------------------------------

                            FISCAL THREE-YEAR PERIOD
                            ------------------------

                               1999, 2000 and 2001
                               -------------------

                           WINNEBAGO INDUSTRIES, INC.
                        OFFICERS LONG-TERM INCENTIVE PLAN
                  FISCAL THREE-YEAR PERIOD 1999, 2000 AND 2001


1. PURPOSE. The purpose of the Winnebago Industries, Inc. Officers Long-Term Incentive Plan (the "Plan") is to promote the long-term growth and profitability of Winnebago Industries, Inc. (the "Company") by providing its officers with an incentive to achieve long-term corporate profit objectives and to attract and retain officers by providing such officers with an equity interest in the Company.

2.   ADMINISTRATION.

         a. HUMAN RESOURCES COMMITTEE. The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors.

         b. POWERS AND DUTIES. The Committee shall have sole discretion and authority to make any and all determinations necessary or advisable for administration of the Plan and may amend or revoke any rule or regulation so established for the proper administration of the Plan. All interpretations, decisions, or determinations made by the Committee pursuant to the Plan shall be final and conclusive.

         c. ANNUAL APPROVAL. The Committee must approve the Plan prior to the beginning of each new fiscal three (3) year plan period. Each year a new plan will be established for a new three-year period.

3.       PARTICIPATION ELIGIBILITY.

         a. Participants must be an officer of the Company with responsibilities that can have a real impact on the Corporation's end results.
         b. The Committee will approve all initial participation prior to the beginning of each new program except as provided for in section c. below.
         c. The President of Winnebago Industries, Inc. will make the determination on partial year participation due to retirement, disability, new participants and other related partial year participation issues necessary to maintain routine and equitable administration of the Plan.

4. NATURE OF THE PLAN. The long-term incentive award is based upon financial performance of the Corporation as established by the three (3) year Management Plan. The Plan is a three (3) year (fiscal) program that provides for an opportunity for an incentive award based on the achievement of long-term performance results as measured at the end of the three (3) year fiscal period.

     The financial performance measurements for this Plan will be earnings per share and return on equity of the Company for this period. These financial performance measurements will provide an appropriate balance between quality and quantity of earnings. The Company's formal three-year financial plan will be the basis on which actual performance will be measured. The beginning of the fiscal year stockholders' equity at the first year of this period will be used as the base figure for the calculation of return on equity. Any stock repurchase program, adopted or completed outside of the three (3) year Management Plan will not be considered in the earnings per share and the return on equity calculations.

5. METHOD OF PAYMENT. The long-term incentive award will be a performance stock grant made in restricted shares of the common stock of Winnebago Industries, Inc. The amount of the participants' long-term incentive award for the three (3) year fiscal period shall be in direct proportion to the financial performance expressed as a percentage (Financial Factor) against predetermined award targets for each participant. The results for the fiscal three (3) year period will be used in identifying the Financial Factor to be used for that plan period when calculating the participants long-term incentive awards.

     The long-term incentive for the officers provides for an opportunity of 25% of the annualized base salary (Target) to be awarded in restricted stock at 100% achievement of the financial long-term objectives of earnings per share and return on equity. The annualized base salary figure used shall be the salary in place for each participant as of January 1999. The stock target opportunity shall be established by dividing the base salary target by the mean stock price as of the first business day of the three (3) year fiscal period. The resultant stock unit share opportunity (at 100% of Plan) will be adjusted up or down as determined by actual financial performance expressed as a percentage (Financial Factor) at the end of the three (3) year fiscal period.

     A participant must be employed by Winnebago Industries, Inc. at the end of the fiscal three (3) year period to be eligible for any long-term incentive award except as waived by the Human Resource Committee for normal retirement and disability.

6. CHANGE IN CONTROL. In the event the Company undergoes a change in control during the fiscal three (3) year plan period including, without limitation, an acquisition or merger involving the Corporation ("Change in Control"), the Committee shall, prior to the effective date of the Change in Control (the "Effective Date"), make a good faith estimate with respect to the achievement of the financial performance through the end of the Plan three
     (3) year period. In making such estimate, the Committee may compare the achievement of the financial performance against the forecast through the Plan three (3) year period and may consider such other factors as it deems appropriate. The Committee shall exclude from any such estimate any and all costs and expenses arising out of or in connection with the Change in Control. Based on such estimate, the Committee shall make a full three (3) year Plan award within 15 days after the Effective date to all participants.

     "CHANGE IN CONTROL" for the purposes of the Officers Long-Term Incentive Plan shall mean the time when (i) any Person becomes an Acquiring Person, or (ii) individuals who shall qualify as Continuing Directors of the Company shall have ceased for any reason to constitute at least a majority of the Board of Directors of the Company, provided however, that in the case of either clause (i) or (ii) a Change of Control shall not be deemed to have occurred if the event shall have been approved prior to the occurrence thereof by a majority of the Continuing Directors who shall then be members of such Board of Directors, and in the case of clause (i) a Change of Control shall not be deemed to have occurred upon the acquisition of stock of the Company by a pension, profit-sharing, stock bonus, employee stock ownership plan or other retirement plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, established by the Company or any subsidiary of the Company. (In addition, stock held by such a plan shall not be treated as outstanding in determining ownership percentages for purposes of this definition.)

     For the purpose of the definition "Change of Control:"

         (a) "Continuing Director" means (i) any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an Affiliate or Associate of any Acquiring Person or of any such Acquiring Person's Affiliate or Associate and was a member of the Board prior to the time when such Acquiring Person shall have become an Acquiring Person, and (ii) any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person or any Affiliate or Associate of any Acquiring Person or a representative or nominee of an Acquiring Person or of any affiliate or associate of such Acquiring Person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         (b) "Acquiring Person" means any Person or any individual or group of Affiliates or Associates of such Person who acquires beneficial ownership, directly or indirectly, of 20% or more of the outstanding stock of the Company if such acquisition occurs in whole or in part following March 17, 1999, except that the term "Acquiring Person" shall not include a Hanson Family Member or an Affiliate or Associate of a Hanson Family Member.

         (c) "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         (d) "Associate" means (1) any corporate, partnership, limited liability company, entity or organization (other than the Company or a majority-owned subsidiary of the Company) of which such a Person is an officer, director, member, or partner or is, directly or indirectly the beneficial owner of ten percent (10%) or more of the class of equity securities, (2) any trust or fund in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity,
              (3) any relative or spouse of such person, or any relative of such spouse, or (4) any investment company for which such person or any Affiliate of such person serves as investment advisor.

         (e) "Hanson Family Member" means John K. Hanson and Luise V. Hanson (and the executors or administrators of their estates), their lineal descendants (and the executors or administrators of their estates), the spouses of their lineal descendants (and the executors or administrators of their estates) and the John K. and Luise V. Hanson Foundation.

         (f)  "Company" means Winnebago Industries, Inc., an Iowa corporation.

         (g) "Person" means an individual, corporation, limited liability company, partnership, association, joint stock company, trust, unincorporated organization or government or political subdivision thereof.

7. GOVERNING LAW. Except to the extent preempted by federal law, the consideration and operation of the Plan shall be governed by the laws of the State of Iowa.

8. EMPLOYMENT RIGHTS. Nothing in this Plan shall confer upon any employee the right to continue in the employ of the Company, or affect the right of the Company to terminate an employee's employment at any time, with or without cause.


Approved by:


/s/ Bruce D. Hertzke                                   3/17/99
-----------------------------------                    ---------------------
Bruce D. Hertzke                                       Dated
Chairman of the Board, CEO and President



/s/ Gerald C. Kitch                                    3/17/99
-----------------------------------                    ---------------------
Gerald C. Kitch                                        Dated
Human Resources Committee Chairman